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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements on Form S-8 Registration Statement File No. 33-93712, Form S-8 Registration Statement File No. 33-93746, Form S-8 Registration Statement File No. 333-03460, Form S-8 Registration Statement File No. 333-03478, Form S-4 Registration Statement File No. 333-00230, Form S-4 Registration Statement File No. 333-4406, Form S-4 Registration Statement File No. 333-09905, Form S-3 Registration Statement File No. 333-10531, Form S-3 Registration Statement File No. 333-11607, and Form S-4 Registration Statement File No. 333-19185 of Physicians Resource Group, Inc. of our report dated April 5, 1996, on our audit of the financial statements of Eye Corp, Inc. as of December 31, 1995 and for the year ended December 31, 1995 which report is included in this Annual Report on Form 10-K.


                                                COOPERS & LYBRAND L.L.P.


Memphis, Tennessee
April 15, 1998